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                                                                   EXHIBIT 10.40


CONFIDENTIAL

March 23, 1998

Mr. Thomas V. Gilboy
44 Benjamin Street
Old Greenwich, CT 06870   VIA OVERNIGHT COURIER

Dear Tom:

DeVlieg-Bullard, Inc. (DBI) is pleased to offer you the position of Vice President and Chief Financial Officer (CFO) of the Corporation.

The CFO's main functions are to plan for, obtain, and use funds to maximize the value of the firm. This function involves several important activities.

     First, the CFO is responsible for planning and forecasting, and for looking ahead and interacting with the executives who are accountable for the general planning activities of the firm.

     Second, the CFO is responsible for optimizing investment and financing decisions and their interactions.

     Third, the CFO is responsible for interacting with the operational and other parts of the business to help the firm operate as efficiently as possible. The CFO is responsible for all aspects of operational and financial control.

     Fourth, the CFO is responsible for linking the firm to the financial markets in which funds are raised and in which the firm's securities are traded.

In sum, the central responsibilities of the CFO relate to planning, decisions on investments, operational and financial control, and how the firm's needs are financed. In performance of these functions, the CFO's responsibilities have a direct bearing on the key decisions affecting the value of the firm.

The terms and conditions of the offer are as follows:

     1.   Start Date               April 17, 1998

     2.   Base Salary              $160,000 per year paid semi-monthly

     3.   Bonus Potential          Fifty percent of your base pay

     4.   Stock Options            100,000 shares of DBI common stock will be
                                   awarded to you at the option price set by
                                   the closing price per share on March 10, 1997
                                   (2 3/4) as approved by the Board of
                                   Directors, in accordance with and pursuant
                                   to the terms of the DBI 1989 Employee Stock
                                   Plan. You shall vest in 30%; 30% and 40%
                                   annual increments commencing one year from
                                   the date of grant. The options shall
                                   terminate ten years from the date of grant.
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Thomas V. Gilboy
March 23, 1998
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       5.   Benefits                      You will be eligible for the employee
                                          benefits outlined in the DBI "Your
                                          ChoiceComp Plan Benefits Workbook"
                                          (provided under separate cover).  No
                                          pre-employment physical is required
                                          for enrollment in the ChoiceComp Plan

                                          Details of the Split Dollar insurance
                                          program will be forwarded to you under
                                          separate cover.

                                          Vacation allowance will be three weeks
                                          per year.

       6.   Automobile                    You will participate in the Company
                                          Car Program and receive a leased
                                          automobile.

       7.   Severance/Change in
             Control On December 14, 1995, the Compensation Committee of the Board of Directors approved one year of severance compensation for the CFO position in the event of termination without cause or as a result of a change in control.

The position will be located in Westport, Connecticut and you will report to me.

We are excited about the future of DeVlieg-Bullard, Inc. and look forward to your contribution to the company.

If this offer is acceptable to you, please indicate your acceptance by signing below and returning a copy to DBI.

Sincerely,



/s/ William O. Thomas
Chief Executive Officer









Accepted by:  /s/ Thomas V. Gilboy
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Date:  3-24-98
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